UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 1, 2017

ETF Managers Group Commodity Trust I

(Exact name of registrant as specified in its charter)

Delaware	001-36851	36-4793446
(State or Other Jurisdiction of	(Commission File Number)	(IRS Employer
Incorporation or Organization)		Identification No.)

30 Maple Street - Suite 2
Summit, New Jersey 07901
(Address of Principal Executive Offices, including Zip Code)

(844) 383-6477
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

 Item 1.01. Entry into a Material Definitive Agreement.

Effective April 1, 2017, ETF Managers Capital LLC (the “Sponsor”) entered into a Marketing Agent Agreement (the “Marketing Agent Agreement”) on behalf of the ETF Managers Group Commodity Trust I (the “Trust”) with ETFMG Financial LLC (“ETFMG”), pursuant to which ETFMG will provide certain marketing services to the Trust. ETFMG assists the Sponsor and US Bank Fund Services, Inc. with certain functions and duties relating to distribution and marketing, including reviewing and approving marketing materials. ALPS Distributors, Inc. (“ALPS”) previously provided marketing services to the Trust and was identified in the Prospectus as the Distributor. ALPS will no longer provide any services to the Trust.

Pursuant to the Marketing Agent Agreement, the Sponsor has agreed to indemnify ETFMG against certain liabilities, including liabilities under the Securities Act of 1933, as amended.

The foregoing is a summary description of the Marketing Agent Agreement, a copy of which is filed with this Current Report on Form 8-K as Exhibit 10.2 and is incorporated by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.2	Marketing Agent Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EETF Managers Group Commodity Trust I

/s/ John A. Flanagan
Date: April 12, 2017	John A. Flanagan ETF Managers Capital LLC, Sponsor of ETF Managers Commodity Trust I
Principal Financial Officer